NEWS RELEASE

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT PROVIDES FISCAL THIRD QUARTER
FINANCIAL GUIDANCE UPDATE

October 8, 2009 (Beloit, WI):  Regal Beloit Corporation (NYSE:RBC) today provided updated financial guidance for the fiscal third quarter ended September 26, 2009.  Revenue is expected to decline approximately 25% as compared to the third quarter of 2008, which is consistent with the prior guidance.  Fully diluted earnings per share, however, are expected to be in the range of $.80 to $.85 which is an increase from the prior expected range of $.60 to $.68.

The improvement from the prior expectations is being driven by a lower effective tax rate, lower raw material costs, the sales mix of energy efficient products and cost reductions.  The current guidance for the effective tax rate is 27.0% as compared to the prior guidance of 30.0%.  This change is driven by the favorable resolution of several tax matters.  The reduction in the effective tax rate along with the favorability in raw material costs for the quarter are temporary in nature and are not expected to repeat in future quarters.  The other favorable factors are more permanent in nature.  These include sales of energy efficient products which continue to grow at an accelerated pace and the cost reductions.

Regal Beloit will be releasing third quarter financial results, followed by a conference call, on November 2, 2009.  The release will include more specific information regarding the third quarter results as well as the Company’s outlook for the fourth quarter.  At this time, the Company expects the fourth quarter to reflect a sequential decrease in sales driven by the normal seasonal patterns and, as stated above, a normalized tax rate and less favorable raw material costs.

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world.  Regal Beloit Corporation is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.

CAUTIONARY STATEMENT

This Press Release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•
economic changes in global markets where we do business, such as reduced demand for the products we sell, weakness in the housing and commercial real estate markets, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•      unanticipated fluctuations in commodity prices and raw material costs;
•      cyclical downturns affecting the global market for capital goods;
•      unexpected issues and costs arising from the integration of acquired companies and businesses;
•	marketplace acceptance of new and existing products including the loss of, or a decline in business from, any significant customers;
•      the impact of capital market transactions that we may effect;
•      the availability and effectiveness of our information technology systems;
•      unanticipated costs associated with litigation matters;
•	actions taken by our competitors, including new product introductions or technological advances, and other events affecting our industry and competitors;
•      difficulties in staffing and managing foreign operations;
•
other domestic and international economic and political factors unrelated to our performance, such as the current substantial weakness in economic and business conditions and the stock markets as a whole;and

•	other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission, or SEC, which are incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this press release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.  See also Item 1A - Risk Factors in the Company’s Annual Report on Form 10-K filed on February 25, 2009.